Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FOURTH QUARTER RESULTS

Melville, New York, Friday, May 16, 2014…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $38,151,000 for the fourth quarter ended March 2, 2014 compared to net sales of $42,675,000 for the fourth quarter ended March 3, 2013. Park's net sales for the fiscal year ended March 2, 2014 were $165,764,000 compared to net sales of $176,416,000 for the fiscal year ended March 3, 2013. Please note that the fourth quarter ended March 2, 2014 was a 13-week period compared to the fourth quarter ended March 3, 2013, which was a 14-week period, and that the fiscal year ended March 2, 2014 was a 52-week period compared to the fiscal year ended March 3, 2013, which was a 53-week period.

Park reported net earnings before special items of $4,364,000 for the fourth quarter ended March 2, 2014 compared to net earnings before special items of $4,524,000 for the fourth quarter of last fiscal year. In the fourth quarter ended March 2, 2014, the Company recorded a non-cash charge of $63,958,000 for the accrual of U.S. income taxes on the undistributed earnings of the Company’s subsidiary in Singapore. The charge included $34,404,000 related to the U.S. income tax that would be payable if the Company were to repatriate funds in an after-tax amount necessary to repay the Company’s existing $104,000,000 principal amount bank loan from PNC Bank and $29,554,000 relating to the remainder of the undistributed earnings of the Company’s subsidiary in Singapore. The Company has no current intention of repatriating the undistributed earnings of its subsidiary in Singapore. In addition, during the fourth quarter ended March 2, 2014, the Company recorded pre-tax charges of $1,208,000 related to a modification of previously issued employee stock options resulting from the special cash dividend paid by the Company in February 2014, to a fee related to the previously announced retention of Bank of America Merrill Lynch for financial advisory services and to the closure of the Company’s Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China. In the fourth quarter of last fiscal year, the Company recorded pre-tax charges of $608,000 in connection with the closure of its Zhuhai facility and its Park Advanced Composite Materials, Inc. facility located in Waterbury, Connecticut. Accordingly, the net loss for the fourth quarter ended March 2, 2014 was $60,024,000 compared to net earnings of $4,072,000 for the fourth quarter ended March 3, 2013.

For the fiscal year ended March 2, 2014, Park reported net earnings before special items of $20,197,000 compared to net earnings before special items of $20,344,000 for the prior fiscal year. The current fiscal year included the charge of $63,958,000 related to the U.S. income tax on the undistributed earnings of the Company’s subsidiary in Singapore as mentioned above, a tax benefit of $2,181,000 in connection with a tax refund related to amended federal income tax returns and pre-tax charges of $1,527,000 related to the stock option modification, the retention fee and the Zhuhai facility closure mentioned above. The prior fiscal year included pre-tax charges of $3,703,000 related primarily to the facility closures in China and Connecticut mentioned above. Accordingly, the net loss for the fiscal year ended March 2, 2014 was $42,329,000 compared to net earnings of $16,961,000 for the fiscal year ended March 3, 2013.

Park reported basic and diluted earnings per share before special items of $0.21 for the fourth quarter ended March 2, 2014 compared to basic and diluted earnings per share before special items of $0.22 for last year’s fourth quarter. Basic and diluted earnings per share was a loss of $2.88 for the fourth quarter ended March 2, 2014 compared to basic and diluted earnings per share of $0.20 for last year’s fourth quarter.

Park reported basic and diluted earnings per share before special items of $0.97 for the fiscal year ended March 2, 2014 compared to basic and diluted earnings per share before special items of $0.98 for the prior fiscal year. Basic and diluted earnings per share was a loss of $2.03 for the fiscal year ended March 2, 2014 compared to basic earnings per share of $0.82 and diluted earnings per share after special items of $0.81 for the prior fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (855) 454-7959 in the United States and Canada and (253) 214-3052 in other countries and the required passcode is 43027639.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Thursday, May 22, 2014. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 43027639 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as tax charges and benefits and facility closure charges. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended	14 Weeks Ended	13 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	3/2/14	3/3/13	12/1/13	3/2/14	3/3/13
Sales	$38,151	$42,675	$39,678	$165,764	$176,416

Net Earnings before Special Items[1]	$4,364	$4,524	$4,721	$20,197	$20,344
Special Items net of Tax	$(64,388)	$(452)	$-	$(62,526)	$(3,383)
Net Earnings	$(60,024)	$4,072	$4,721	$(42,329)	$16,961

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.21	$0.22	$0.23	$0.97	$0.98
Special Items	$(3.09)	$(0.02)	$-	$(3.00)	$(0.16)
Basic Earnings per Share	$(2.88)	$0.20	$0.23	$(2.03)	$0.82

Diluted Earnings before Special Items[1]	$0.21	$0.22	$0.23	$0.97	$0.98
Special Items	$(3.09)	$(0.02)	$-	$(3.00)	$(0.17)
Diluted Earnings per Share	$(2.88)	$0.20	$0.23	$(2.03)	$0.81

Weighted Average Shares Outstanding:
Basic	20,873	20,806	20,857	20,849	20,801
Diluted	20,873	20,822	20,917	20,849	20,823

1 Refer to "Detailed operating information" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	3/2/14	3/3/2013
Assets
Current Assets
Cash and Marketable Securities *	$270,356	$275,216
Accounts Receivable, Net	22,881	25,878
Inventories	13,871	12,918
Other Current Assets	4,132	6,662
Total Current Assets	311,240	320,674

Fixed Assets, Net	29,674	32,187
Restricted Cash *	25,000	-
Other Assets	11,179	16,797
Total Assets	$377,093	$369,658

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$6,109	$6,485
Accrued Liabilities	5,139	6,016
Current Portion of Long-Term Debt	10,000	-
Income Taxes Payable	2,995	4,177
Total Current Liabilities	24,243	16,678

Long-Term Debt	94,000	52,000
Deferred Income Taxes	58,124	812
Other Liabilities	183	246
Total Liabilities	176,550	69,736

Shareholders’ Equity	200,543	299,922

Total Liabilities and Shareholders' Equity	$377,093	$369,658

Equity per Share	$9.60	$14.40

* Total Cash, Restricted Cash and Marketable Securities	$295,356	$275,216

Detailed operating information (in thousands – unaudited):

	13 Weeks Ended March 2, 2014			14 Weeks Ended March 3, 2013			13 Weeks Ended December 1, 2013
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$38,151		$38,151	$42,675		$42,675	$39,678		$39,678
Cost of Sales	27,701		27,701	30,840		30,840	28,640		28,640
%	72.6%		72.6%	72.3%		72.3%	72.2%		72.2%

Gross Profit	10,450		10,450	11,835		11,835	11,038		11,038
%	27.4%		27.4%	27.7%		27.7%	27.8%		27.8%

Selling, General & Administrative Expenses	6,465	(981)	5,484	6,583		6,583	6,106		6,106
%	16.9%		14.4%	15.4%		15.4%	15.4%		15.4%

Restructuring Charge	227	(227)	-	608	(608)	-	-	-	-
%	0.6%		0.0%	1.4%		0.0%	0.0%		0.0%

Earnings from Operations	3,758	1,208	4,966	4,644	608	5,252	4,932	-	4,932
%	9.9%		13.0%	10.9%		12.3%	12.4%		12.4%

Interest Income	176		176	127	-	127	139		139
%	0.5%		0.5%	0.3%		0.3%	0.4%		0.4%

Interest Expense	221		221	14		14	187		187
%	0.6%		0.6%	0.0%		0.0%	0.5%		0.5%

Net Interest (Expense) Income	(45)		(45)	113		113	(48)		(48)
%	-0.1%		-0.1%	0.3%		0.3%	-0.1%		-0.1%

Earnings before Income Taxes	3,713	1,208	4,921	4,757	608	5,365	4,884	-	4,884
%	9.7%		12.9%	11.1%		12.6%	12.3%		12.3%

Income Tax Provision	63,737	(63,180)	557	685	156	841	163	-	163
Effective Tax Rate	1716.6%		11.3%	14.4%		15.7%	3.3%		3.3%

Net Earnings	(60,024)	64,388	4,364	4,072	452	4,524	4,721	-	4,721
%	-157.3%		11.4%	9.5%		10.6%	11.9%		11.9%

Detailed operating information (in thousands – unaudited), continued:

	52 Weeks Ended March 2, 2014			53 Weeks Ended March 3, 2013
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$165,764		$165,764	$176,416		$176,416
Cost of Sales	117,664		117,664	125,866		125,866
%	71.0%		71.0%	71.3%		71.3%

Gross Profit	48,100		48,100	50,550		50,550
%	29.0%		29.0%	28.7%		28.7%

Selling, General & Administrative Expenses	25,168	(981)	24,187	26,595		26,595
%	15.2%		14.6%	15.1%		15.1%

Restructuring Charge	546	(546)	-	3,703	(3,703)	-
%	0.3%		0.0%	2.1%		0.0%

Earnings from Operations	22,386	1,527	23,913	20,252	3,703	23,955
%	13.5%		14.4%	11.5%		13.6%

Interest Income	460		460	647		647
%	0.3%		0.3%	0.4%		0.4%

Interest Expense	764		764	14		14
%	0.5%		0.5%	0.0%		0.0%

Net Interest (Expense) Income	(304)		(304)	633		633
%	-0.2%		-0.2%	0.4%		0.4%

Earnings before Income Taxes	22,082	1,527	23,609	20,885	3,703	24,588
%	13.3%		14.2%	11.8%		13.9%

Income Tax Provision	64,411	(60,999)	3,412	3,924	320	4,244
Effective Tax Rate	291.7%		14.5%	18.8%		17.3%

Net Earnings	(42,329)	62,526	20,197	16,961	3,383	20,344
%	-25.5%		12.2%	9.6%		11.5%